UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2014

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment of 2006 Employee Equity Incentive Plan; Amendment of Employee Stock Purchase Plan

At the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Synopsys, Inc. (“Synopsys”) held on April 2, 2014, Synopsys’ stockholders approved Synopsys’ 2006 Employee Equity Incentive Plan, as amended (the “Amended Employee Equity Plan”), in order to, among other items, increase the number of shares of common stock available for issuance under the plan by 7,500,000 shares and extend the term of the plan by ten years. Synopsys’ Board of Directors (the “Board”) and the Compensation Committee of the Board (the “Compensation Committee”) previously approved the Amended Employee Equity Plan, subject to such stockholder approval. Synopsys’ executive officers are eligible to participate in the Amended Employee Equity Plan.

At the Annual Meeting, Synopsys’ stockholders also approved an amendment to Synopsys’ Employee Stock Purchase Plan (the “Amended ESPP”) to, among other items, increase the number of shares of common stock reserved under the plan for future issuance by 5,000,000 shares. The Board and the Compensation Committee previously approved the Amended ESPP, subject to such stockholder approval. Synopsys’ executive officers are eligible to participate in the Amended ESPP.

Summaries of the Amended Employee Equity Plan and the Amended ESPP are set forth in Synopsys’ definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on February 14, 2014 (the “Proxy Statement”). Those summaries and the above descriptions of the Amended Employee Equity Plan and the Amended ESPP do not purport to be complete and are qualified in their entirety by reference to the Amended Employee Equity Plan and the Amended ESPP, which are filed as Exhibits 10.24 and 10.12, respectively, to this Current Report on Form 8-K and are each incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described in Item 5.02(e) above, Synopsys held its Annual Meeting on April 2, 2014. As of the record date, February 4, 2014, 154,052,966 shares of Synopsys common stock were outstanding and entitled to vote at the Annual Meeting. A total of 139,603,522 shares of Synopsys common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Synopsys’ stockholders voted on six proposals at the Annual Meeting. The proposals are described in the Proxy Statement. The final results of the votes regarding each proposal are set forth below.

Proposal 1: Synopsys’ stockholders elected nine directors to Synopsys’ Board of Directors, to serve until the next annual meeting of stockholders or until their successors are elected. The voting results regarding this proposal are set forth below:

	For	Withhold	Broker Non-Votes
Aart J. de Geus	124,847,912	5,184,117	9,571,493
Chi-Foon Chan	127,612,480	2,419,549	9,571,493
Alfred Castino	129,874,203	157,826	9,571,493
Bruce R. Chizen	127,172,840	2,859,189	9,571,493
Deborah A. Coleman	123,328,820	6,703,209	9,571,493
Chrysostomos L. “Max” Nikias	129,442,290	589,739	9,571,493
John G. Schwarz	128,862,371	1,169,658	9,571,493
Roy Vallee	128,185,157	1,846,872	9,571,493
Steven C. Walske	123,103,632	6,928,397	9,571,493

Proposal 2: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Amended Employee Equity Plan in order to, among other items, increase the number of shares of common stock available for issuance under the plan by 7,500,000 shares and extend the term of the plan by ten years. The Amended Employee Equity Plan is filed as Exhibit 10.24 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	116,039,134
Against:	13,929,911
Abstain:	62,984
Broker Non-Votes:	9,571,493

Proposal 3: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Amended ESPP to, among other items, increase the number of shares of common stock reserved under the plan for future issuance by 5,000,000 shares. The Amended ESPP is filed as Exhibit 10.12 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	126,327,518
Against:	2,606,959
Abstain:	1,097,552
Broker Non-Votes:	9,571,493

Proposal 4: Synopsys’ stockholders approved an amendment to Synopsys’ 2005 Non-Employee Directors Equity Incentive Plan (the “Amended Directors Equity Plan”) to extend the term of the plan by ten years. The Amended Directors Equity Plan is filed as Exhibit 10.19 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	119,718,882
Against:	10,142,374
Abstain:	170,773
Broker Non-Votes:	9,571,493

Proposal 5: Synopsys’ stockholders approved, on an advisory basis, the compensation of Synopsys’ named executive officers as disclosed in the Proxy Statement. The voting results regarding this proposal are set forth below:

For:	127,407,791
Against:	2,470,674
Abstain:	153,564
Broker Non-Votes:	9,571,493

Proposal 6: Synopsys’ stockholders ratified the selection of KPMG LLP as Synopsys’ independent registered public accounting firm for the fiscal year ending November 1, 2014. The voting results regarding this proposal are set forth below:

For:	137,452,726
Against:	2,060,849
Abstain:	89,947

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.12	Employee Stock Purchase Plan, as amended

10.19	2005 Non-Employee Directors Equity Incentive Plan, as amended

10.24	2006 Employee Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: April 4, 2014	By:	/s/ ERIKA VARGA MCENROE
Erika Varga McEnroe
Interim General Counsel and
Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.12	Employee Stock Purchase Plan, as amended

10.19	2005 Non-Employee Directors Equity Incentive Plan, as amended

10.24	2006 Employee Equity Incentive Plan, as amended